EXHIBIT 99.1

Consolidated Communications Reports Third Quarter 2014 Results

  Delivered commercial and carrier revenue growth of 4.7% year-over-year
  Continued strong growth in Metro Ethernet sales with an increase of 14.0% year-over-year
  Raised $200.0 million in 6.5% unsecured senior notes due 2022
  Purchased $46.8 million of our $300.0 million unsecured notes due 2020 resulting in over $2.0 million of annual interest savings
  Closed on the acquisition of Enventis Corporation on October 16th

MATTOON, Ill., Oct. 30, 2014 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) reported results for the third quarter 2014.

Third quarter financial summary:

  Revenue was $149.0 million.
  Net cash from continuing operations was $46.3 million.
  Adjusted EBITDA was $67.1 million.
  Dividend payout ratio was 72.9%.

"Our strategic growth areas continue to perform well led by a 4.7% year over year increase in commercial and carrier revenues," said Bob Currey, Chairman and Chief Executive Officer. "We are continuing our transition away from legacy regulated revenues and into a premier provider of business and broadband solutions to all of our customer groups."

"On October 16th we closed on the acquisition of Enventis Corporation and achieved approximately $4.5 million in annual synergies. The acquisition strengthens our market diversification and fiber driven strategy, and positions us well for the future with an attractive dividend and an improved capital structure," Currey concluded.

Operating Statistics at September 30, 2014, Compared to September 30, 2013.

	Period Ended September 30,
	2014	2013	Increase/(decrease)%

Data connections	261,027	252,506	8,521	3.4%
Video connections	111,179	109,892	1,287	1.2%
ILEC access lines	245,185	259,605	(14,420)	(5.6%)
Voice connections (non-ILEC)	118,950	124,418	(5,468)	(4.4%)
Total connections	736,341	746,421	(10,080)	(1.4%)

"We were pleased with the results of the $200.0 million offering in unsecured senior notes that we raised to pay off the outstanding debt of Enventis," said Steve Childers, Chief Financial Officer. "We used the excess proceeds to buy back $46.8 million of our outstanding 10 7/8% unsecured notes resulting in over $2.0 million of annual interest savings."

Cash Available to Pay Dividends

For the quarter, cash available to pay dividends, or CAPD, was $21.4 million, and the dividend payout ratio was 72.9%. At September 30, 2014, cash and cash equivalents were $4.9 million. The Company made capital expenditures of $25.6 million during the quarter.

Financial Highlights for the Third Quarter Ended September 30, 2014

  Revenues were $149.0 million, compared to $150.8 million in the third quarter of 2013. Declines in local and long distance services, network access and subsidies were partially offset by growth in our data, video and internet revenues.
  Income from operations was $24.2 million, compared to $26.2 million in the third quarter of 2013. The decrease was mostly driven by an increase in our investment in commercial sales headcount, higher video programming costs and financing and transaction related expenses.
  Interest expense, net was $20.7 million, compared to $20.6 million for the same period last year. The current quarter included $1.1 million of amortization for the Enventis bridge commitment fee and $0.5 million of interest for the new $200.0 million unsecured notes that were held in escrow for thirteen days during the quarter.
  Other income, net was $8.6 million, compared to $9.0 million for the same period in 2013.  Cash distributions from our Verizon Wireless partnerships were $7.6 million compared to $8.6 million for the third quarter of 2013. The decline was driven by capital expenditures that were pulled forward and that had been originally planned for 2015 as well as handset and tablet subsidies from an increase in subscribers.
  Net income attributable to common stockholders was $7.7 million, compared to $10.4 million in continuing operations for the same period of 2013. "Adjusted net income attributable to common stockholders" excludes certain items in the manner described in the table provided in this release and was $8.9 million, compared to $11.8 million in the same quarter of 2013.
  Diluted net income per common share was $0.19 compared to $0.26 from continuing operations in the third quarter of 2013. "Adjusted diluted net income per share" excludes certain items in the manner described in the table provided in this release and was $0.22 compared to $0.30 for the prior year period.
  Net cash provided by operating activities was $46.3 million compared to $56.7 million for continuing operations in the third quarter in 2013.
  Adjusted EBITDA was $67.1 million compared to $71.2 million in the same period in 2013.
  The total net debt to last twelve month adjusted EBITDA coverage ratio was 4.34 times to one.

Financial Highlights for the Nine Months Ended September 30, 2014

  Revenues were $449.7 million, compared to $453.6 million for the first nine months of 2013.
  Net income attributable to common stockholders was $25.8 million, compared to $26.5 million for continuing operations in the same nine month period of last year.
  Adjusted EBITDA was $209.6 million, compared to $216.5 million for the first nine months of 2013.

Financial Guidance

The Company is updating its full year guidance to include the Enventis acquisition. The figures below include Enventis as if we had owned the business for the entire 2014 fiscal year.

($ in millions)	2014 Pro Forma Guidance
Cash Interest Expense	$78.0 to $80.0
Cash Income Taxes	$12.0 to $14.0
Capital Expenditures	$129.0 to $133.0

Dividend Payments

On October 27, 2014, the Company's board of directors declared its next quarterly dividend of $0.38738 per common share, which is payable on February 2, 2015 to stockholders of record at the close of business on January 15, 2015. This will represent the 38th consecutive quarterly dividend paid by the Company.

Conference Call Information

The Company will host a conference call today at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time to discuss third quarter earnings and developments with respect to the Company. The call is being webcast and archived on the "Investor Relations" section of the Company's website at http://www.consolidated.com. If you do not have internet access, the conference call dial-in number is 1-877-374-3981 with pass code 16943251. International parties can access the call by dialing 1-253-237-1158. A telephonic replay of the conference call will also be available starting three hours after completion of the call until November 6, 2014 at midnight Eastern Time. To hear the replay, parties in the United States and Canada should call 1-855-859-2056 and international parties should call 1-404-537-3406.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding "EBITDA", "adjusted EBITDA", "cash available to pay dividends" and the related "dividend payout ratio", "total net debt to last twelve month adjusted EBITDA coverage ratio", "adjusted diluted net income per share" and "adjusted net income attributable to common stockholders", all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income. EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures and (3) cash income taxes; this calculation differs in certain respects from the similar calculation used in our credit agreement.

We present adjusted EBITDA, cash available to pay dividends and the related dividend payout ratio for several reasons. Management believes adjusted EBITDA, cash available to pay dividends and the dividend payout ratio are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA, cash available to pay dividends and the dividend payout ratio to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also components of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. In addition, adjusted EBITDA, cash available to pay dividends and the dividend payout ratio provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in our credit agreement and to measure our ability to service and repay debt.  We present the related "total net debt to last twelve month adjusted EBITDA coverage ratio" principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement. These measures differ in certain respects from the ratios used in our Senior Notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement. Because adjusted EBITDA is a component of the dividend payout ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measures adjusted diluted net income per share and adjusted diluted net income attributable to common stockholders because our net income and net income per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

About Consolidated

Consolidated Communications Holdings, Inc. is a leading communications provider within its eleven state operations. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. The Company leverages its advanced fiber optic network and multiple data centers to offer a wide range of communications services, including data, voice, video, managed services, cloud computing and wireless backhaul.

Safe Harbor

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions.  Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include our ability to successfully integrate Enventis' operations and realize the synergies from the acquisition, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to shareholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our and Enventis' filings with the Securities and Exchange Commission, including our and Enventis' reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", "plan", "should", "may", "will", "would", "will be", "will continue" or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 4,890	$ 5,551
Restricted cash	204,803	--
Accounts receivable, net	51,388	52,033
Income tax receivable	804	9,796
Deferred income taxes	8,905	7,960
Prepaid expenses and other current assets	13,756	12,380
Total current assets	284,546	87,720
Property, plant and equipment, net	859,620	885,362
Investments	113,594	113,099
Goodwill	603,446	603,446
Other intangible assets	33,018	40,084
Deferred debt issuance costs, net and other assets	19,231	17,667
Total assets	$ 1,913,455	$ 1,747,378

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 4,991	$ 4,885
Advance billings and customer deposits	23,512	25,934
Dividends payable	15,607	15,520
Accrued compensation	17,534	22,252
Accrued interest	12,433	3,524
Accrued expense	33,008	35,173
Current portion of long-term debt and capital lease obligations	9,809	9,751
Current portion of derivative liability	877	660
Total current liabilities	117,771	117,699

Long-term debt and capital lease obligations	1,407,354	1,212,134
Deferred income taxes	180,204	179,859
Pension and other post-retirement obligations	60,822	75,754
Other long-term liabilities	12,463	9,593
Total liabilities	1,778,614	1,595,039

Shareholders' equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 40,289,154 and 40,065,246, shares outstanding as of September 30, 2014 and December 31, 2013, respectively	403	401
Additional paid in capital	130,055	148,433
Accumulated other comprehensive loss, net	(407)	(1,000)
Noncontrolling interest	4,790	4,505
Total shareholders' equity	134,841	152,339
Total liabilities and shareholders' equity	$ 1,913,455	$ 1,747,378

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net revenues	$ 149,040	$ 150,773	$ 449,724	$ 453,621
Operating expenses:
Cost of services and products	56,435	55,780	167,653	166,774
Selling, general and administrative expenses	32,659	33,715	97,945	100,385
Financing and other transaction costs	729	355	1,995	712
Depreciation and amortization	34,968	34,756	106,515	104,306
Income from operations	24,249	26,167	75,616	81,444
Other income (expense):
Interest expense, net of interest income	(20,721)	(20,632)	(60,280)	(65,929)
Other income, net	8,608	9,000	25,102	26,452
Income from continuing operations before income taxes	12,136	14,535	40,438	41,967
Income tax expense	4,387	4,205	14,380	15,219
Income from continuing operations	7,749	10,330	26,058	26,748

Income (loss) from discontinued operations, net of tax	--	92	--	(156)
Gain on sale of discontinued operations, net of tax	--	1,333	--	1,333
Total discontinued operations	--	1,425	--	1,177

Net income	7,749	11,755	26,058	27,925
Less: net income attributable to noncontrolling interest	107	61	285	254

Net income attributable to common shareholders	$ 7,642	$ 11,694	$ 25,773	$ 27,671

Net income per common share - basic and diluted
Income from continuing operations	$ 0.19	$ 0.26	$ 0.63	$ 0.65
Loss from discontinued operations, net of tax	--	0.03	--	0.03
Net income per basic and diluted common share attributable to common shareholders	$ 0.19	$ 0.29	$ 0.63	$ 0.68

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
OPERATING ACTIVITIES
Net income	$ 7,749	$ 11,755	$ 26,058	$ 27,925
Loss from discontinued operations, net of tax	--	(1,425)	--	(1,177)
Net income from continuing operations	7,749	10,330	26,058	26,748
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	34,968	34,756	106,515	104,306
Deferred income taxes	(423)	(205)	(958)	(329)
Cash distributions from wireless partnerships in excess of/(less than) earnings	(807)	(1,152)	(784)	(2,996)
Non- cash stock-based compensation	948	794	2,672	2,234
Amortization of deferred financing	1,773	584	3,114	1,703
Other adjustments, net	(311)	(1,060)	1,592	1,609
Changes in operating assets and liabilities, net	2,422	12,660	(4,845)	(9,222)
Net cash provided by continuing operations	46,319	56,707	133,364	124,053
Net cash used in discontinued operations	--	(315)	--	(3,412)
Net cash provided by operating activities	46,319	56,392	133,364	120,641
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(25,592)	(27,961)	(76,038)	(80,584)
Purchase of investments	--	(107)	--	(238)
Proceeds from sale of assets	313	61	1,563	111
Restricted cash related to acquisition	(149,917)	--	(149,917)	--
Net cash used by continuing operations	(175,196)	(28,007)	(224,392)	(80,711)
Net cash used in discontinued operations	--	2,379	--	2,331
Net cash used in investing activities	(175,196)	(25,628)	(224,392)	(78,380)
FINANCING ACTIVITIES
Proceeds from bond offering	200,000	--	200,000	--
Restricted cash on bond offering	(54,886)		(54,886)
Proceeds on issuance of long-term debt	2,000	8,000	28,000	57,000
Payment of capital lease obligation	(164)	(144)	(481)	(368)
Payment on long-term debt	(2,275)	(20,310)	(32,825)	(63,930)
Payment on financing costs	(183)	--	(2,707)	--
Dividends on common stock	(15,607)	(15,539)	(46,734)	(46,526)
Net cash used in financing activities	128,885	(27,993)	90,367	(53,824)
Net change in cash and cash equivalents	8	2,771	(661)	(11,563)
Cash and cash equivalents at beginning of period	4,882	3,520	5,551	17,854
Cash and cash equivalents at end of period	$ 4,890	$ 6,291	$ 4,890	$ 6,291

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Operating Revenues
Local calling services	$ 26,219	$ 27,049	$ 79,143	$ 79,923
Network access services	25,499	26,929	78,513	85,474
Subsidies	12,616	13,657	39,027	40,584
Long distance services	4,645	4,810	14,185	14,636
Data, video and internet services	69,675	68,163	207,457	202,063
Other services	10,386	10,165	31,399	30,941
Total operating revenue	$ 149,040	$ 150,773	$ 449,724	$ 453,621

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income from continuing operations	$ 7,749	$ 10,330	$ 26,058	$ 26,748
Add (subtract):
Income tax expense	4,387	4,205	14,380	15,219
Interest expense, net	20,721	20,632	60,280	65,929
Depreciation and amortization	34,968	34,756	106,515	104,306
EBITDA	67,825	69,923	207,233	212,202

Adjustments to EBITDA (1):
Other, net (2)	(9,190)	(8,070)	(25,677)	(22,220)
Investment distributions (3)	7,564	8,555	25,356	24,316
Non-cash compensation (4)	948	794	2,672	2,234
Adjusted EBITDA	$ 67,147	$ 71,202	$ 209,584	$ 216,532

Footnotes for Adjusted EBITDA:
(1) These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2) Other, net includes the equity earnings from our investments, dividend income, income attributable to noncontrolling interests in subsidiaries, acquisition and non-recurring related costs and certain miscellaneous items.
(3) Includes all cash dividends and other cash distributions received from our investments.
(4) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Cash Available to Pay Dividends
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Adjusted EBITDA	$ 67,147	$ 209,584

- Cash interest expense	(18,673)	(56,114)
- Capital expenditures	(25,592)	(76,038)
- Cash income taxes	(1,465)	(5,165)

Cash available to pay dividends	$ 21,417	$ 72,267

Dividends Paid	$ 15,607	$ 46,734
Payout Ratio	72.9%	64.7%

* The above calculation excludes the principal payments on the amortization of our debt and excludes interest paid and held in escrow on the bonds raised for the Enventis acquisition.

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

Summary of Outstanding Debt
Term loan, net of discount $4,096	$ 899,079
Revolving loan	15,000
Senior unsecured notes, net of discount of $1,557	298,443
Capital leases	4,641
Total debt as of September 30, 2014	$ 1,217,163
Less cash on hand	(4,890)
Total net debt as of September 30, 2014	$ 1,212,273

Adjusted EBITDA for the last twelve months ended September 30, 2014	$ 279,558

Total Net Debt to last twelve months
Adjusted EBITDA	4.34x

* Excludes $200 million of bonds held in escrow for the Enventis acquisition.

Consolidated Communications Holdings, Inc.
Adjusted Net Income and Per Share Attributable to Common Stockholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$ 7,642	$ 11,694	$ 25,773	$ 27,671
Transaction and severance related costs, net of tax	615	879	2,401	2,793
Loss related to sale of building, net of tax	--	--	476	--
Gain on the sale of discontinued operations, net of tax	--	(1,333)	--	(1,333)
Non-cash stock compensation, net of tax	605	565	1,721	1,423
Adjusted net income attributable to common stockholders	$ 8,862	$ 11,805	$ 30,372	$ 30,554

Weighted average number of shares outstanding	39,877	39,755	39,877	39,755
Adjusted diluted net income per share	$ 0.22	$ 0.30	$ 0.76	$ 0.77

* Calculations above assume a 36.2 and 28.9 percent effective tax rate for the three months ended September 30, 2014 and 2013, respectively and 35.6 and 36.3 percent for the nine months ended September 30, 2014 and 2013, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
ILEC access lines
Residential	139,754	143,060	145,814	147,247	148,811
Business	105,431	106,926	108,247	109,558	110,794
Total local access lines	245,185	249,986	254,061	256,805	259,605
Quarterly change	(1.9%)	(1.6%)	(1.1%)	(1.1%)	(1.1%)

Voice Connections [1,2]
Residential	68,393	70,276	72,080	73,219	74,588
Business	50,557	50,273	50,092	50,214	49,830
Total voice connections	118,950	120,549	122,172	123,433	124,418
Quarterly change	(1.3%)	(1.3%)	(1.0%)	(0.8%)	(1.3%)

Data and Internet Connections [2]	261,027	259,225	258,244	255,231	252,506
Quarterly change	0.7%	0.4%	1.2%	1.1%	0.5%
Res. penetration of marketable homes	30.3%	30.4%	30.5%	30.3%	30.2%

Video Connections [2]	111,179	111,211	110,805	110,621	109,892
Quarterly change	(0.0%)	0.4%	0.2%	0.7%	0.7%
Res. penetration of marketable homes	20.4%	20.4%	20.5%	20.5%	20.5%

Total Connections	736,341	740,971	745,282	746,090	746,421
Quarterly change	(0.6%)	(0.6%)	(0.1%)	(0.0%)	(0.4%)

Network Stats - Marketable Homes
Fiber homes	206,665	205,545	203,273	201,720	199,826
HFC homes	94,609	94,598	94,568	94,559	94,540
Copper homes	399,547	399,547	399,547	399,547	399,547
Total	700,821	699,690	697,388	695,826	693,913

Data marketable homes	688,393	687,262	684,960	683,398	681,485
% of total marketable homes	98%	98%	98%	98%	98%
Video marketable homes	536,298	535,167	532,853	530,834	528,921
% of total marketable homes	77%	76%	76%	76%	76%

Note: The figures in the table, excluding ILEC access lines, do not entirely include SureWest business subscribers.

[1] These include voice lines outside the ILECs and Voice-over-IP inside the ILECs.
[2] These connections are both residential and business (excluding SureWest business subscribers). They include services both inside and outside the ILECs.

Enventis Corporation
Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
(Dollars in thousands, except share data)	2014	2013	% Change	2014	2013	% Change
Operating revenue:
Services	$ 34,861	$ 34,239	2%	$ 104,745	$ 101,875	3%
Equipment	19,549	12,849	52%	43,628	41,123	6%
Total operating revenue	54,410	47,088	16%	148,373	142,998	4%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	16,940	10,929	55%	37,841	35,011	8%
Cost of services, excluding depreciation and amortization	17,873	17,406	3%	51,868	50,976	2%
Selling, general and administrative expenses	8,406	6,953	21%	23,696	21,449	10%
Asset impairment	--	--		--	638
Depreciation and amortization	7,467	7,514	-1%	22,557	21,775	4%
Total costs and expenses	50,686	42,802	18%	135,962	129,849	5%

Operating income	3,724	4,286	-13%	12,411	13,149	-6%

Interest and other income	3	1	200%	11	16	-31%
Interest expense	(1,034)	(1,155)	-10%	(3,004)	(3,425)	-12%
Income before income taxes	2,693	3,132	-14%	9,418	9,740	-3%
Income tax provision	1,091	1,270	-14%	3,832	3,931	-3%

Net income	$ 1,602	$ 1,862	-14%	$ 5,586	$ 5,809	-4%

Enventis Corporation
Reconciliation of Non-GAAP Measures

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in thousands)	2014	2013	2014	2013
Reconciliation of consolidated net income to EBITDA:
Net income	$ 1,602	$ 1,862	$ 5,586	$ 5,809
Add:
Depreciation and amortization	7,467	7,514	22,557	21,775
Interest expense	1,034	1,155	3,004	3,425
Income taxes	1,091	1,270	3,832	3,931
EBITDA	11,194	11,801	34,979	34,940
Adjustments allowed under our credit agreement:
Merger Costs/Asset impairment	933	5	1,844	638
EBITDA per Enventis credit agreement	$ 12,127	$ 11,806	$ 36,823	$ 35,578

Enventis' EBITDA is comprised of EBITDA, adjusted for certain items as permitted under its credit agreement in place at the end of the third quarter. The non-GAAP figure is presented due to its frequent use by investors, securities analysts and other interested parties in the evaluation of companies in our industry.
CONTACT: Matt Smith
         VP of Finance & Treasurer
         217-258-2959
         matthew.smith@consolidated.com